SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 8, 2006

Porta Systems Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-8191

Delaware (State or other jurisdiction of incorporation or organization)	11-2203988 (IRS Employer Identification No.)

6851 Jericho Turnpike, Syosset, New York (Address of principal executive offices)	11791 (Zip Code)

516-364-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 8, 2006, effective December 1, 2006, the Company entered into an agreement with SHF IX, LLC, which amended its Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, as amended, to extend the maturity of the Company’s senior debt to January 16, 2007 (the “Initial Termination Date”), subject to the Company’s reaching an agreement with the senior debt holder, and may be extended to February 28, 2007 (the “Extended Termination Date”) to allow time to complete the restructuring.

The agreement provides for payments to the senior debt holder of $112,500 on December 29, 2006, $75,000 on January 16, 2007, $75,000 on January 31, 2007 and $150,000 on February 28, 2007. The Amendment also provides for the Company to pay the legal expenses and certain other expenses of the senior debt holder. As part of the extension, the senior debt holder agreed to continue the current deferral of interest through December 31, 2006 on most of the senior debt. For the period of the extension commencing January 1, 2007 through the applicable termination date hereunder (either the Initial Termination Date or the Extended Termination Date) interest shall accrue at the rate provided in the Amended and Restated Loan and Security Agreement and shall be payable in the manner stated above.

As a condition to the extension, the senior debt holder and the Company have agreed to discuss a restructuring of the Borrower’s obligations and to reach an agreement on such restructuring by January 16, 2007 with the restructuring to be completed by February 28, 2007. If the Company does not reach an agreement with the senior debt holder by January 16, 2006 or otherwise fails to achieve the milestones, the senior debt holder has the right to immediately accelerate the maturity date.

As previously announced, the Company has retained an investment banker and has actively pursued an investor. Company cannot give any assurance that it will be able to obtain an investor on terms that are acceptable to the senior debt holder or otherwise reach an agreement with the senior debt holder regarding a restructuring of the senior debt. In the event that the Company is successful in negotiating an agreement with an investor and the senior debt holder, it is likely that the Company will be required to issue a significant number of shares of common stock or convertible securities which would result in very significant dilution to the Company’s present stockholders. However, the Company cannot give any assurance that any such restructuring will be consummated outside of bankruptcy reorganization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Porta Systems Corp.

Date: December 11, 2006	By:	/s/Edward B. Kornfeld
Edward B. Kornfeld
Chief Executive Officer
Chief Financial Officer